Exhibit 10.4

SERVICES AGREEMENT

This SERVICES AGREEMENT ("Agreement") is entered into effective as of 1st February 2023 ("Effective Date"), by and between VDA Group, S.p.A., an Italian corporation, ("Client" or "VDA"), and Telkonet, Inc., a Utah corporation ("Vendor") (each a "Party" and collectively the "Parties"). All references to this Agreement shall be deemed to include references to any Statements of Work or other exhibits hereto.

PURPOSE OF AGREEMENT

WHEREAS, Client is the parent company of Vendor;

WHEREAS, Client wishes to retain the service of Vendor to the extent that Vendor can provide Client with outsourced services traditionally associated with the role of a Chief Technology Officer ("CTO");

WHEREAS, Vendor wishes to provide those services to Client on a contractual basis;

THEREFORE, for and in consideration of the above purposes and the terms and conditions set forth herein, the Parties agree as follows:

ARTICLE 1
SERVICES

1.1       Description of Services.

(a)       Vendor will provide client with the services of a CTO (the "Services") on an ongoing, as needed basis.

1.2       Personnel. Vendor shall direct its own CTO to provide the CTO services contemplated under this Agreement. It is understood that travel to Client's Italian headquarters on a regular basis to fulfill these duties may be required. Vendor's CTO shall have the discretion to delegate tasks, which may also include travel to Client's Italian headquarters, arising under or related to the provision of services hereunder among the employees and contractors of Vendor.

1.3       Time of the Essence. Vendor acknowledges that time is of the essence with respect to initiating the provision of Services hereunder.

1.4       Representations and Warranties. In addition to any express representations, warranties and covenants elsewhere in this Agreement, Vendor hereby represents, warrants and covenants the following:

(a)       Performance of Services. All Services performed by Vendor hereunder shall: (i) be rendered in a professional and workmanlike manner that conforms to generally accepted standards and procedures for similar services provided under similar conditions; (ii) be performed in compliance with all applicable laws including without limitation the General Data Protection Regulation ("GDPR") and all laws and regulations promulgated pursuant thereto and with all laws or standards established by the rules and regulations of any federal, state or local agency, commission, association or other pertinent governing, accrediting, or advisory body having authority to set standards for businesses operating in the technology or data collection industries; and (iii) shall not infringe, violate or misappropriate any privacy, intellectual property, or other rights of any person or entity.

1.5       Client's Representations and Warranties. In addition to any express representations, warranties and covenants elsewhere in this Agreement, Client hereby represents, warrants and covenants to Vendor that Client has adequate financial resources to pay the Fees contemplated in this Agreement, and has no reasonable expectation of being unable to make the payments required by this Agreement on a timely basis. Client shall use good faith efforts to promptly notify Vendor if its financial situation jeopardizes its ability to make the payments required by this Agreement on a timely basis.

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ARTICLE 2

FEES AND PAYMENT

2.1       Service Fees; Expenses.

(a)       Fees. For the full performance of conforming Services, Client agrees to pay to Vendor the service fees in an amount equal to 50% of the cost of labor and related expenses incurred in providing the Services.

(b)       Expenses. Unless otherwise provided for in writing signed by the Parties, the Fees shall be inclusive of all expenses necessary for Vendor to perform the Services, and Client shall not be liable to pay separately for any expenses incurred or invoiced.

2.2       Invoicing. Vendor shall submit monthly invoices to Client in a form acceptable to Client.

2.3       Terms of Payment. Payment of invoices will be by ACH (Automatic Clearing House) transaction to the Vendor's account ten (10) calendar days after the date of Vendor's invoice. In no event shall Vendor charge Client late fees relating to any payments due under this Agreement. Vendor shall be solely responsible to compensate its employees, including Vendor's CTO, involved in the provision of the Services.

2.4       Continuation of Services. Vendor acknowledges that the timely and complete performance of its obligations pursuant to this Agreement is critical to the business and operations of Client. Accordingly, in the event of a dispute between Client and Vendor, including a payment dispute, each Party shall continue to so perform its obligations under this Agreement in good faith during the resolution of such dispute unless and until this Agreement is terminated in accordance with the provisions hereof.

ARTICLE 3

INDEMNIFICATION

3.1       Indemnification.

(a)       Vendor's Obligation. Vendor shall defend, hold harmless and indemnify Client, its affiliates, and its and their employees, directors, officers, members, agents and assigns (each, a "Client Indemnitee") from any and all liability, loss, claim, lawsuit, injury, cost, damage or expense whatsoever (including without limitation settlement and arbitration negotiation costs and reasonable attorneys' fees) arising out of any of the following: (i) any breach of this Agreement by Vendor; or (ii) any willful misconduct or gross negligence committed by any of Vendor's directors, officers, employees, agents, or independent contractors in the course of the provision of the Services.

(b)       Client's Obligation. Client shall defend, hold harmless and indemnify Vendor, its affiliates, and its and their employees, directors, officers, members, agents and assigns (each, a "Vendor Indemnitee") from any and all liability, loss, claim, lawsuit, injury, cost, damage or expense whatsoever (including without limitation settlement and arbitration negotiation costs and reasonable attorneys' fees) arising out of any of the following: (i) the negligence or willful misconduct of Client, its employees, contractors and agents, including but not limited to personal injury (including death), property damage or misconduct in connection with this Agreement; and (ii) any and all claims arising out of or in any way related to international travel by any of Vendor's directors, officers, employees, agents, or independent contractors required for the fulfillment of Vendor's obligations hereunder.

(c)       Procedures. Where a claim for indemnification is made, the Parties shall confer in good faith within thirty (30) days after receipt of written notice the claim for indemnification, unless an earlier conference is required to meet deadlines related to ongoing litigation or administrative proceeding. At the good faith conference the Parties will agree as to whether the indemnitor will assume both the cost and control over defense of the claims at issue, or just the cost, and the Parties will agree as to whether and to what extent approval both Parties is required to settle a claim. Absent agreement on these topics, the common and statutory law of Wisconsin will control.

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ARTICLE 4

CONFIDENTIALITY

4.1       Confidentiality. During the Term and at all times thereafter, both Parties will maintain the confidentiality of any information of or relating to one another and any of their affiliates that is confidential or proprietary ("Confidential Information"). Should those employees of Vendor providing the Services be required to access information that Client must keep confidential from Vendor, appropriate confidentiality agreements will be put in place to protect that information.

ARTICLE 5

TERM AND TERMINATION

5.1       Term. This Agreement will commence on the Effective Date and will continue until terminated in accordance with the provisions of Section 5.2 below ("Term").

5.2       Termination. This Agreement be terminated as follows:

(a)       Termination without Cause. Client or Vendor may terminate this Agreement at any time, without cause or penalty, upon no less than thirty (30) days' prior written notice to other Party.

(b)        Termination for Breach. If either Party materially breaches this Agreement, the other Party may give the breaching Party notice thereof, specifying the breach or breaches, and the breaching Party will have ten (10) calendar days from the date notice is given to cure the breach. If breach is not cured within the 10 calendar-day period, the non-breaching Party will have the right to terminate this entire Agreement at any time thereafter upon written notice to the breaching Party. For the avoidance of doubt, Client will not be in breach for non-payment of amounts that are the subject of an active good faith dispute pursuant to Section 7.7, provided that amounts not in dispute are timely paid.

(c)       Termination Upon Change of Vendor Personnel. This agreement will terminate upon any termination of Vendor's current CTO and the Services will be provided on an interim basis by those employees of Vendor capable of providing the Services pending installment by Vendor of a new CTO and negotiation of a new agreement to replace this Agreement.

5.3       Effect of Termination. Upon termination of this Agreement for any reason: (i) Vendor shall return or destroy (at Client's election) any Confidential Information in its possession; (ii) Client shall pay all outstanding, undisputed invoices due and owing to Vendor for conforming Services performed up to and including the date of termination; (iii) Vendor shall pay to Client a sum corresponding to the unused portion of all advance Service fees, prorated on a daily basis; and (iv) Vendor shall cooperate reasonably with Client at Client's request and at Client's expense to accomplish the smooth transition of all or any portion of the Services to any third party designated by Client.

5.4       Survival. Those terms of the Agreement that by their terms are intended to survive termination will survive termination of the Agreement for any reason.

ARTICLE 6

INDEPENDENT CONTRACTOR RELATIONSHIP

This Agreement evidences an independent contractor relationship, and nothing in this Agreement is intended nor shall be construed to: (a) create an employment relationship or a partnership or joint venture relationship between the Parties; or (b) allow Client to exercise control or direction over the manner or method by which Vendor and its CTO perform this Agreement; provided always that Vendor shall use good faith efforts to ensure that such performance is made in a manner consistent with Client Policies, applicable legal standards and the provisions of this Agreement. Vendor's CTO shall in no circumstance be considered an employee of Client.

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ARTICLE 7

GENERAL PROVISIONS

7.1       Amendment. This Agreement may be amended only by a writing signed by both Parties.

7.2       Successors and Assigns. The terms of this Agreement will be binding on and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.

7.3       Assignment. Vendor may not assign this Agreement or any right or duty hereunder without the prior written consent of Client which may be withheld in the non-assigning Party's reasonable discretion. Any attempt at assignment without such written consent is void. Notwithstanding the foregoing, each Party has the right to assign any duties, rights and benefits under this Agreement to its successors or affiliates without the written consent of the other Party.

7.4       Third Party Beneficiary. None of the provisions in this Agreement are intended by the Parties, nor will be deemed, to confer any benefit on any person not a party to this Agreement.

7.5       No Conflict. The performance of each Party's obligations under this Agreement do not (a) conflict with or violate any requirement of applicable laws or regulations of any governmental instrumentality, or (b) conflict with, or constitute a default or require any consent under, any contractual obligation of such Party.

7.6       Governing Law and Exclusive Jurisdiction. Any legal action pertaining to this Agreement must be brought in the state or federal courts located in (or closest to) Waukesha County, Wisconsin, and all such actions will be governed by and interpreted under Wisconsin law, excluding its choice of law provisions.

7.7       Dispute Resolution. In the event of any dispute or claim arising out of or related to this Agreement (each, a "Dispute"), the Parties shall, as soon as reasonably practicable after one Party gives written notice of a Dispute to the other Party (the "Dispute Notice"), meet and confer in good faith regarding such Dispute at such time and place as mutually agreed upon by the Parties. If any Dispute is not resolved to the mutual satisfaction of the Parties within ten (10) business days after delivery of the Dispute Notice (or such other period as may be agreed upon by the Parties in writing), the Parties shall submit such Dispute to arbitration conducted in or a near as reasonably practicable to Waukesha County, Wisconsin by JAMS, Inc., or any other dispute resolution company upon which the parties may agree upon, in accordance with its commercial arbitration rules. Except as expressly provided herein, upon any determination by a court or by an arbitrator that a Party has breached this Agreement or improperly terminated this Agreement, the other Party shall accept monetary damages, if any, as full and complete relief and remedy, to the exclusion of any specific performance or injunctive or other equitable relief or remedy. This Section shall survive the expiration or termination of this Agreement.

7.8       Severability. The invalidity or unenforceability of any particular provision of this Agreement, or the application of the provision to any Party or circumstance, will not affect the other provisions hereof or the applicability of such provision to other persons or circumstances other than those as to whom or which it is held to be invalid or unenforceable, and this Agreement will be construed in all respects as if such invalid or unenforceable provision were omitted.

7.9       Waiver. No term, covenant or condition of this Agreement can be waived, except to the extent set forth in writing by the waiving Party. The subsequent acceptance of performance by a Party will not be deemed to be a waiver of any preceding breach by any other Party of any term, covenant or condition of this Agreement and the waiver of any term, covenant or condition will not be construed as a waiver of any other term, covenant or condition of this Agreement.

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7.10       Notices. All notices that may be given under this Agreement will be in writing, addressed to the receiving Party's address set forth below or to such other address as the receiving Party may designate by notice hereunder. Notices will be given: (a) by delivery in person; (b) by traceable courier delivery (such as Federal Express); (c) by certified or registered U.S. mail, return receipt requested; or (d) by electronic mail, if applicable, in accordance with the terms set forth in this section.

Client:	VDA Group S.p.A. Viale L. Zanussi, 3 33170 Pordenone Italy Attn.: Piercarlo Gramaglia, CEO

Vendor:	Telkonet, Inc. 20800 Swenson Dr #175, Waukesha, WI 53186 Attn:

Notices will be deemed to have been given as follows: (x) if in person or traceable courier delivery, at the time of the delivery; (y) if sent by certified or registered mail, on the second business day after such mailing; and (z) if sent by electronic mail, upon confirmation of receipt by personal confirmation (i.e. electronic mail or verbal confirmation from recipient).

7.11        Headings. The section titles and other headings contained in this Agreement are for reference only and will not in any way affect the meaning or interpretation of this Agreement.

7.12        Gender, Number. Whenever the context of the Agreement so requires, the masculine gender will include the feminine or neuter, the singular number will include the plural and reference to one or more Parties will include all successors or assignees of the Party.

7.13        Entire Agreement. This Agreement, together with all addenda, attachments, schedules and exhibits hereto, constitutes the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, regarding such subject matter.

7.14        Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together will constitute one and the same instrument. Facsimile copies and copies delivered by electronic email in a ".pdf' format data file will be deemed to be originals.

7.15        Cooperation Between the Parties. The Parties recognize that, during the term of this Agreement and for a period thereafter, certain risk management issues, legal issues, claims or causes of action may arise that involved or could potentially involve the Parties and their respective employees and agents. The Parties further recognize the importance of cooperating with each other when such issues, claims or causes of action arise, to the extent such cooperation does not violate any applicable Laws, cause the breach of any duties created by any policies of insurance or programs of self-insurance, or otherwise compromise the confidentiality of communications or information regarding the issues, claims or causes of action. The Parties shall, therefore, use reasonable efforts to address such risk management claims or causes of action in a cooperative manner.

[Signatures on following page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement through their respective authorized officers, to be effective as of the Effective Date.

VDA Group S.p.A,

Signature:	/s/ Piercarlo Gramaglia
	By:	Piercarlo Gramaglia
	Title:	CEO

Telkonet, Inc
/s/ Jeff Sobieski
	By:	Jeff Sobieski
	Title:	CTO

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